Exhibit 99.1

DLH REPORTS FOURTH QUARTER AND FISCAL 2012 RESULTS

•                  Revenue grew 21% for the quarter and 17% for the full fiscal year versus prior fiscal year periods

•                  Gross profit decreased 27% for the quarter and 5% for the full fiscal year versus prior fiscal year periods

•                  Management initiative in FY2013 to achieve profitability

•                  Balance sheet and liquidity significantly improved

•                  Key company transformation milestones completed

•                  Management to conduct conference call/webcast on December 14, 2012 at 11:00 a.m. ET

Atlanta, Georgia — December 14, 2012 —DLH Holdings Corp. (NASDAQ: DLHC), a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today financial results for its fourth quarter and fiscal year ended September 30, 2012.

Financial Highlights

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,
($ in thousands, except per share amounts)	2012	2011	2012	2011
Operating revenues	$12,461	$10,325	$49,193	$41,923
Gross profit	$1,142	$1,559	$5,597	$5,898
Gross profit percentage	9.2%	15.1%	11.4%	14.1%
Loss from operations	(752)	(3,592)	(2,151)	(4,223)
Loss from continuing operations	(354)	(3,660)	(2,026)	(4,590)
Gain/(Loss) from discontinued operation	—	—	—	270
Net Income/(Loss)	$(354)	$(3,660)	$(2,026)	$(4,320)
EPS (Loss) from continuing operations — basic	$(0.04)	$(0.62)	$(0.29)	$(0.84)
EPS (Loss) from discontinued operation — basic	$—	$—	$—	$0.05
Loss earnings per share — basic and diluted	$(0.04)	$(0.62)	$(0.29)	$(0.79)
Other Data
Adjusted EBITDA (1)	$(676)	$(644)	$(1,678)	$(1,083)

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Mr. Zachary Parker stated: “During FY12, DLH completed several key milestones which required an initial expenditure of capital but will provide benefit in the coming fiscal year. These included the recruitment of our new Chief Financial Officer, Kathryn JohnBull, as well as severance paid to the exiting CFO; program management training provided to leadership across the organization; and the final phase of an implementation of an Enterprise Resource Planning (ERP) system that was recently approved by the DCAA for award of cost reimbursable contracts.”

Mr. Parker added, “Market conditions in FY12 were quite challenging as the nation’s slow economic recovery and continued defense order delays impacted our revenue growth and profitability. However, I am extremely pleased with the way our people managed the business through these periods of uncertainty. Despite these obstacles, we were still able to generate increased revenues for the full fiscal year and fourth fiscal quarter, as compared to last year.”

The Company closed fiscal 2012 with a backlog of firm orders at $153 million, as well as a strong qualified pipeline of opportunities for potential revenue growth in the future. DLH believes that its primary markets of healthcare and logistics will be relatively protected during the current federal government budget negotiations, particularly given the strong bipartisan commitment to funding its primary current customer, the Department of Veterans Affairs.  While the Company expects continued growth in 2013, the challenges in the defense business will remain, including the potentially dramatic cuts to U.S. defense spending that may go into effect in January.

Looking forward to fiscal 2013, Mr. Parker expressed:  “Our executive team has now sharpened our focus on delivering profitability and shareholder value consistent with our strategic plan.  We will continue to take the necessary actions to manage our business efficiently in these dynamic market conditions.”

Chief Financial Officer, Kathryn JohnBull added, “In fiscal 2012, we strengthened our balance sheet and improved liquidity through the completion of our rights offering, expansion of our credit facility, and satisfaction of the guarantees related to the notes payable. In fiscal 2013, our primary focus is on delivering profitability on our current business base, through effective contract performance and cost control.  Although there are numerous risk factors facing us, as described below, we currently expect gross margins in fiscal 2013 to be more consistent with historical levels, as new contracts from fiscal 2012 mature and we drive further efficiencies. Additionally, we intend to manage our operations to derive further cost savings in our G&A functions.  Based on our actions underway in fiscal 2013, we believe we are well positioned to drive profitable growth in the future.”

Results for Three Months Ended September 30, 2012

Revenue for the three months ended September 30, 2012 increased 21% to $12.5 million compared to $10.3 million in the same period in fiscal 2011. Gross profit decreased from $1.6 million to $1.1 million in fiscal 2011 and 2012, respectively, due to competitive pressures on gross margins overall and to additional health and welfare benefits accrued during the three months ended September 30, 2012.

Total G&A costs for the three months ended September 30, 2012, excluding a $2.6 million impairment charge taken in 2011, decreased 27% to $1.9 million, compared to $2.6 million in the same period in fiscal 2011.

Loss from operations for the three months ended September 30, 2012 improved to $0.8 million compared to $3.6 million in the same period in fiscal 2011, due to the one-time nature of the impairment charge in 2011 and to reduced year over year G&A expenses, offset by the impact of softening gross margins.

Loss from continuing operations and net loss was $0.4 million in the three months ended September 30, 2012, an improvement of $3.3 million over the comparable period in fiscal 2011, due to the same factors impacting loss from operations, plus a gain recognized in fiscal 2012 related to satisfaction of the guarantees related to notes payable.

Adjusted EBITDA for the three months ended September 30, 2012 and 2011 decreased to ($0.7) million from ($0.6) million, respectively, due to the same factors impacting loss from operations, adjusted for the impairment charge.

Results for Fiscal Year Ended September 30, 2012

Revenue for fiscal year ended September 30, 2012 increased 17% to $49.2 million compared to $41.9 million in fiscal 2011. Gross profit for fiscal 2012 was $5.6 million, compared to $5.9 million for fiscal

2011.  While gross profit benefited from the additional volume of revenue, the average unit price of hours delivered decreased year over year, reflecting the competitive marketplace.

Total G&A costs for the fiscal year ended September 30, 2012, excluding a $2.6 million impairment charge taken in 2011, increased 3% to $7.7 million from $7.5 million in fiscal 2011, due principally to the previously mentioned CFO transition expenses.

Loss from operations for fiscal 2012 improved to $2.2 million compared to $4.2 million in fiscal 2011, due to the one-time nature of the impairment charge in 2011, offset by the impact of softening gross margins.

Loss from continuing operations and net loss was $2.0 million in fiscal 2012, an improvement of $2.6 million and $2.3 million in loss from continuing operations and net loss, respectively, in fiscal 2011 due to the same factors impacting loss from operations, plus a gain from satisfaction of guarantees related to notes payable in fiscal 2012 and a gain from discontinued operations in fiscal 2011.

Adjusted EBITDA for the fiscal year ended September 30, 2012 was ($1.7) million and for fiscal 2011 was ($1.1) million, with the decrease due to the same factors impacting loss from operations, adjusted for the impairment charge in fiscal 2011.

Conference Call and Webcast Details

DLH’s management team will host a conference call for the investment community on Friday, December 14, 2012 at 11:00 AM ET.  Interested parties may participate in the call by dialing (800) 237-9752; international callers dial (617) 847-8706 (passcode: 17636760) about 5 — 10 minutes prior to 11:00 AM EDT.  The conference call will also be available on replay starting at 1:00 PM ET on December 14, 2012 and ending on December 21, 2012. For the replay, please dial (888) 286-8010 (passcode: 97601044). The access number for the replay for international callers is (617) 801-6888 (passcode: 97601044).

About DLH

DLH Holdings Corp. (NASDAQ: DLHC) serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies. For more information, visit the corporate web site at www.dlhcorp.com.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net loss from continuing operations

(1)         We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net loss from continuing operations plus (i) interest and other income/expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, (iv) G&A expenses — equity grants, and (v) impairment charges. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss from continuing operations is as follows:

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net loss from continuing operations	$(354)	$(3,660)	$(2,026)	$(4,590)
(i) Interest and other expenses (net)	(398)	68	(125)	367
(ii) provision for taxes	—	—	—	—
(iii) amortization and depreciation	33	26	121	113
(iv) G&A expenses —equity grants	43	339	352	444
(v) impairment charges	—	2,583	—	2,583
Adjusted EBITDA	$(676)	$(644)	$(1,678)	$(1,083)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans” (and similar expressions) should be considered forward looking statements. There are a number of important factors that could cause DLH`s actual results to differ materially from those indicated by the forward looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended
	September 30,	September 30,
	2012	2011

REVENUES	$12,461	$10,325

DIRECT EXPENSES	11,319	8,766

GROSS PROFIT	1,142	1,559

GENERAL AND ADMINISTRATIVE EXPENSES	1,830	2,542

SEVERANCE	31	—

IMPAIRMENT CHARGE - INTANGIBLE ASSETS	—	2,583

DEPRECIATION AND AMORTIZATION	33	26
Loss from operations	(752)	(3,592)

OTHER INCOME (EXPENSE)
Interest income	—	1
Interest expense	(52)	(73)
Amortization of deferred financing costs	(52)	(42)
Change in fair value of financial instruments	3	107
Loss on retirement of assets	—	(45)
Settlement of notes payable	486	—
Other income, net	13	2
Legal expense related to pre-acquisition activity of acquired company	—	(18)
	398	(68)

Loss from continuing operations before income taxes	(354)	(3,660)

INCOME TAX EXPENSE	—	—

Loss from continuing operations	(354)	(3,660)

GAIN FROM DISCONTINUED OPERATION	—	—

NET LOSS	$(354)	$(3,660)

NET GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.04)	$(0.62)
Gain from discontinued operation	—	—

Net loss per share	$(0.04)	$(0.62)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,306	5,921

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Year Ended
	September 30,	September 30,
	2012	2011

REVENUES	$49,193	$41,923

DIRECT EXPENSES	43,596	36,025

GROSS PROFIT	5,597	5,898

GENERAL AND ADMINISTRATIVE EXPENSES	7,361	7,425

SEVERANCE	267	—

IMPAIRMENT CHARGE - INTANGIBLE ASSETS	—	2,583

DEPRECIATION AND AMORTIZATION	120	113
Loss from operations	(2,151)	(4,223)

OTHER INCOME (EXPENSE)
Interest income	13	8
Interest expense	(298)	(291)
Amortization of deferred financing costs	(195)	(56)
Change in fair value of financial instruments	105	107
Loss on retirement of assets	(2)	(45)
Settlement of notes payable	486	—
Other income, net	16	6
Legal expense related to pre-acquisition activity of acquired company	—	(96)
	125	(367)

Loss from continuing operations before income taxes	(2,026)	(4,590)

INCOME TAX EXPENSE	—	—

Loss from continuing operations	(2,026)	(4,590)

GAIN FROM DISCONTINUED OPERATION	—	270

NET LOSS	$(2,026)	$(4,320)

NET GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.29)	$(0.84)
Gain from discontinued operation	—	0.05

Net loss per share	$(0.29)	$(0.79)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	7,026	5,460

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	September 30,	September 30,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,089	$763
Accounts receivable, net of allowance for doubtful accounts of $0 as of September 30, 2012 and September 30, 2011	13,028	11,112
Prepaid workers’ compensation	516	513
Other current assets	133	184
Total current assets	16,766	12,572

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	139	177
Computer equipment	126	102
Computer software	408	260
Leasehold improvements	24	21
	697	560

Less accumulated depreciation and amortization	(429)	(346)
Equipment and improvements, net	268	214

GOODWILL	8,595	8,595

OTHER ASSETS
Deferred financing costs, net	9	26
Other assets	784	510
Total other assets	793	536

TOTAL ASSETS	$26,422	$21,917

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	September 30,	September 30,
	2012	2011
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank loan payable	$2,363	$740
Notes payable	—	711
Current portion of capital lease obligations	51	8
Accrued payroll	10,555	10,318
Accounts payable	2,296	1,983
Accrued expenses and other current liabilities	2,817	2,134
Liabilities from discontinued operation	185	235
Total current liabilities	18,267	16,129

LONG TERM LIABILITIES
Convertible debenture, net	202	46
Derivative financial instruments, at fair value	119	182
Other long term liability	84	6
Total long term liabilities	405	234

Total liabilities	18,672	16,363

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,266 at September 30, 2012 and 6,023 at September 30, 2011, outstanding 9,264 at September 30, 2012 and 6,021 at September 30, 2011	9	6
Additional paid-in capital	75,207	70,988
Accumulated deficit	(67,442)	(65,416)
Treasury stock, 2 shares at cost at September 30, 2012 and 2 shares at September 30, 2011	(24)	(24)
Total shareholders’ equity	7,750	5,554

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,422	$21,917

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

Kathryn M. JohnBull, Chief Financial Officer

DLH

1776 Peachtree Street, NW

Atlanta, GA 30309

866-952-1647

Christy N. Buechler, Marketing & Communications Manager (Media)

DLH

404-985-8818

christy.buechler@dlhcorp.com

(Investor Relations)

Donald C. Weinberger/Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

212-370-4500

don@wolfeaxelrod.com

adam@wolfeaxelrod.com

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